MARKETING AGREEMENT


THIS MARKETING AGREEMENT ("Agreement") is entered into effective as of the (21) day of February 2006, by and between Trillennium Medical Imaging, Inc. a wholly owned subsidiary of Wellstar International, Inc., a Nevada Corporation having its principal place of business in Ohio, ("Licensor") and Marty Ellis, President, Allevia Medical, ("Rep.").

                                   WITNESSETH:

WHEREAS, Licensor holds the exclusive rights to certain advanced, FDA approved thermal imaging cameras, related software and equipment, (the "Trillennium System") and has the ability to provide related training services, all as further specified herein (the "Trillennium Services"); and

WHEREAS,  the Trillennium System  incorporates  certain patents,  patent pending
applications,   proprietary   inventions,   know-how,   and  other  Confidential
Information (the "Licensed Technology"); and

WHEREAS, Rep. has existing or seeks to develop relationships with certain pain clinics, imaging clinics, wound care facilities, hospitals, nursing homes, nursing home management companies, ambulatory care facilities and other healthcare providers in which Rep. believes it will be beneficial to utilize the Trillennium System; and

WHEREAS,  Licensor  desires  to  appoint  Rep.  as its  non-exclusive  Marketing
Representative   for  the  purpose  of  assisting   Licensor  in  expanding  its
Trillennium Services client base, it is

NOW, THEREFORE, AGREED, in consideration of the mutual promises set forth below and other good and valuable consideration, the receipt and sufficiency of which all parties hereto hereby acknowledge, as follows:

1.   Recitals.   The  above   recitals  are  true  and  correct  and  are  fully
     incorporated into the body of this Agreement as if fully rewritten herein.

2.   Definitions.

     a. "Commencement Date" means the date upon which Rep. places its first order for Thermal Imaging Systems in accord with the terms and conditions hereof.

     b. "Confidential Information" means and collectively includes all secret and confidential Technical Information, as hereinafter defined, including all specifications, data, drawings, explicated know-how and experience, trade secrets, software, databases, proprietary information and any documents owned by Licensor which pertain to the Thermal Imaging Cameras and/or is used in the Trillennium Services, including but not limited to the Licensed Technology, to the extent that such information: (i) was not known to the recipient; (ii) was not disclosed in published literature; (iii) was not generally available in the industry; and/or (iv) has not been divulged to the recipient by a third party.

     c. "Licensed Rights" means and includes the right to obtain and use the Trillennium System in Rep.'s present or future pain and/or imaging clinics or such other entities with which Rep. shall successfully arrange a License Agreement for the use of the Trillennium System.

     d. "Technical Information" means unpublished research and development information, market and business information, patented inventions, patent applications, know-how, trade secrets, manufacturing information, computer programs and computer design programs, technical data and management or supervisory know-how in the possession of Licensor as of the Commencement Date, or as subsequently acquired, developed, produced or otherwise available to the Licensor following the Commencement Date and throughout the term of this Agreement.

3.   Enhancements.

     a. Licensor shall promptly notify Rep. of any and all enhancements or improvements (hereinafter all included in the term "Enhancements") relating to the Trillennium Services, including but not limited to the Trillennium System and/or Licensed Rights which are hereafter developed by the Licensor, and Rep. shall have the right to market all such Enhancements, subject to such reasonable fees for such
          Enhancements as Licensor may, in its sole discretion, deem appropriate, as though originally included in the grant of rights hereunder.

     b. Rep. agrees that it will notify Licensor of any Enhancements it develops or discovers. Rep. hereby grants to Licensor the right to unencumbered use and to secure patent rights in such Enhancements developed by Rep. as part of the consideration received by Rep. from Licensor for the right to market the Trillennium Services as provided for herein.

4. Repair and Maintenance. Rep. agrees to immediately notify Licensor of any defects in any equipment or other materials provided by Licensor pursuant to the terms of this Agreement. Any repairs and/or replacements necessitated by the negligence and/or intentional acts of Rep., Rep.'s employees, agents, contractors or other invitees shall be made at Rep.'s sole expense. 5. Nondisclosure of Confidential Information.

     a. All Confidential Information and/or materials made available by Licensor to Rep. hereunder shall remain so until such time, if ever, as the material is no longer confidential through no action, inaction or fault of Rep. and shall be kept and maintained as confidential and shall not be disclosed by Rep. to any third party unless such information and/or materials are published or enter the public domain.

     b. For the purposes of compliance with the privacy provisions of the Health Insurance Portability and Accountability Act of 1996 (HIPAA), Rep. and Licensor's relationship with each other are as "Covered Entities." As used hereunder, the terms "Covered Entity", "Protected Health Information", "use" and "disclosure" shall have the meanings ascribed to them in 42 CFR Section 164.501.

     c. Rep. and the Licensor each agree to conduct their respective business in accordance with all applicable laws and regulations, including HIPAA and the regulations promulgated thereunder.

6.   Marketing Rights and Obligations.

     a. Licensor appoints Rep. as its non-exclusive Marketing Representative for the purpose of facilitating Trillennium System installations and License arrangements (each an "Arrangement" and collectively "Arrangements") between Licensor and such third parties (each a "Prospect" and collectively "Prospects") that (a) are introduced to Licensor by Rep. and/or its agents and/or representatives during the Term (defined below) hereof and (b) with whom Licensor does not have a pre-existing relationship (whether business or personal) with such Prospect or its representatives (as evidenced by the records of Licensor) (a "Pre-existing Relationship"). If a Pre-existing Relationship is in place Licensor will notify Rep. within three (3) business days of the date on which a Prospect's name is presented if Licensor has a Pre-existing Relationship with such Prospect, and will promptly thereafter provide Rep. with evidence from Licensor records of such Pre-existing Relationship. Rep. accepts such appointment, and agrees to use its best efforts to facilitate such Arrangements.

     b. Rep. agrees that during the Term hereof, any extension thereof or for so long as Licensor shall be paying Commissions to Rep. for services rendered hereunder, Rep. shall neither market, represent nor recommend any product or service competing, directly or indirectly, with Licensor's Trillennium System or any component thereof.

     c.   With regard to Rep.'s marketing activities, Rep. agrees that:

          i. Licensor may, at Licensor's sole option, be involved in all planning and marketing presentations;

          ii. Rep.'s right to participate in any seminars, trade show, etc, with Licensor shall be at Licensor's sole discretion, on such terms and conditions as Licensor, shall, in it's sole discretion determine, on a case by case basis;

          iii. All pricing, use fee and other financial determinations shall be determined solely by Licensor, in Licensor's sole discretion, and Rep. shall not make any representations regarding the same without Licensor's express written consent;

          iv. Rep. understands and agrees that in the event Rep. introduces another individual or group which Licensor agrees to engage as a marketing representative, then and in that event, Rep.'s sole compensation arising therefrom or from any business or fees of any kind or nature generated from or through such marketing representative shall be in the form of a credit of the number of timely paid not repeat imaging sessions generated from such accounts to Rep.'s order for purpose of calculating Rep.'s entitlement to stock bonus(es) in accord with Schedule A attached hereto.

7. No Obligation to Consummate Arrangement or Installations; No Fees Unless Arrangement Consummated. Licensor is under no obligation to consummate any Arrangement with any Prospect(s) or to place its Trillennium System in any location requested by Rep. or to continue any such installation or Arrangement unless Licensor, in its sole discretion, determines it is in its best interest to do so. Notwithstanding anything in this Agreement to the contrary, Licensor is under no obligation to pay any Commission (or other consideration whatsoever) to Rep. under this Agreement or otherwise, unless Licensor has received the payment from which such commission arises from a particular Prospect, with whom Licensor does not have a Preexisting Relationship, under an Arrangement entered into during the Term. Licensor is free to consummate an Arrangement without obligation to Rep. at any time with any person or entity that is not a Prospect or with any Prospect with whom Licensor has a Preexisting Relationship.

8.   Commissions

     a. The parties acknowledge and agree that Rep. will spend substantial amounts of time, energy and expense to introduce Licensor to Prospects who may be interested in entering into an Arrangement with Licensor. Rep. will facilitate Arrangements between Licensor and the Prospects at Rep.'s own expense. As Rep.'s remuneration and on a monthly basis, Rep. will receive from Licensor for such services a commission as documented on Schedule A, attached hereto and made a part hereof, or as otherwise agreed in writing by Licensor and Rep. on an individual Prospect basis. The commission due and payable for each Prospect will be equal to either a flat fee for arranging a License agreement with a Prospect or a specified percentage of the "gross sales proceeds"
          (defined  below)  arising  from  the  use of each  Trillennium  System licensed  to  that  Prospect  by  Licensor  on  which  payment  for  a particular underlying invoice is actually received by Licensor (collectively, the "Commissions"). Commissions (as opposed to flat fees for establishment of License a License Agreement with Rep.'s prospect) will only be due and payable once an underlying invoice with respect to a particular Prospect has been paid in full to Licensor, or if not paid in full then once an amount mutually agreed upon between Licensor and the Prospect has been received by Licensor on such invoice.

     b. For purposes of this Section, "gross sales proceeds", means the aggregate payment actually received by Licensor on a particular invoice for use of the Trillennium System under the invoice, net of all sales or use taxes.

     c. Licensor will make payment of the gross aggregate Commissions due Rep. for a particular month, if any, within fifteen (15) days of the end of such month. In addition, at the time of such payment, Licensor will disclose in writing to Rep. the underlying gross sales proceeds for each Prospect and a statement of the underlying Commission due (or Commission refund owed by) Rep. for each Prospect (a "Commission Statement").

     d. The obligation to pay commissions arising from any License Agreement entered into between Licensor and Rep.'s Prospect(s) shall survive termination of this Agreement, except in the event this Agreement is terminated due to Rep's malfeasance or other breach of the terms and conditions hereof.

          e. Rep., by its duly authorized agents and/or representatives, will have the right for six (6) months from the date of any Commission Statement to audit those records of Licensor related to the Commission Statement in order to verify that Commissions due and owing Rep. associated with the invoices covered by the Commission Statement were correctly calculated and paid (an "Audit"). All Audits will be conducted at Rep.'s sole expense at Licensor's premises during normal business hours. An Audit may be conducted only upon at least five (5) business days' advance written notice to Licensor. Rep. will conduct any Audits in such manner as not to delay or interfere with Licensor's business and operations. Rep. will provide Licensor within fifteen (15) business days of the Audit, Rep.'s written findings regarding the Audit. Licensor will have fifteen (15) business days from the date of its receipt of Rep.'s written Audit findings to provide Rep. with Licensor's written response to such findings. If any Audit finding, as agreed by the parties, reveals an underpayment, Licensor will immediately pay the underpaid amount to Rep.. If any Audit finding, as agreed by the parties, reveals an overpayment, Rep. will immediately pay the overpaid amount to Licensor.

9. Independent Contractor The parties acknowledge that they will be acting as independent contractors and not as employees of one another for all purposes, including payment of Social Security, Medicare, employment or unemployment tax, and any other federal, state and local taxes. Neither party will have a claim against the other for any employee benefits, including but not limited to leave benefits, retirement benefits, worker's compensation benefits, or unemployment insurance benefits. Rep. will be responsible and have exclusive liability for payment of any taxes relating to the Commissions paid to Rep. under this Agreement. In accomplishing its functions pursuant to this Agreement, the parties acknowledge that Rep. will not be a party to any contract for the licensing or sale of goods or services between Licensor and the Prospects.

10. Prohibition on Representations or Warranties. Neither Rep. nor Licensor has the authority, whether express or implied, to bind the other. In furtherance of the foregoing Rep. agrees that it will not under any circumstances or in any manner: (i) make any Representations or Warranties, or (ii) negotiate any terms or conditions of any arrangement, on behalf of Licensor.

11. Term. The initial term of this Agreement shall be for a period of two (2) years and shall begin on the Commencement Date unless sooner terminated by written notice provided by either party no less than 60 days prior to the date of intended termination. In the event Rep. is responsible for generating a minimum of fifty (50) Prospects with whom Licensor has entered into Licensee Agreements during the initial two (2) year term, this Agreement shall, at Rep.'s option, be extended for an additional five (5) years on the same terms and conditions as set forth herein.

12. Indemnification. Rep. agrees to and shall indemnify, defend and hold harmless Licensor from any and all claims, damages and attorney fees arising from the investigation or defense of any claim brought against Licensor as a result of any claims for personal injury or other damage, products liability claims, or other claims of any kind or nature resulting from Rep.'s activities with, related to or otherwise arising from, the use of Trillennium Services or the interpretation of any images generated by the Trillennium System. This provision shall survive the termination of this Agreement.

13. Termination. This Agreement shall terminate upon the earlier to occur of the following:

     a.   Expiration of the term set forth in section 13 hereof;

     b. Immediately at the option of the Licensor in the event Rep. shall fail to fulfill any of its obligations under this Agreement or any other agreement between Licensor and Rep.;

     c. Immediately upon Rep.'s ceasing to do business, making an assignment for the benefit of creditors, voluntarily seeking protection under bankruptcy or similar laws, entering into a composition, becoming insolvent, or if an order liquidating the Rep. is issued from a court of competent jurisdiction. Rep. shall immediately notify Licensor in writing of any of the events referenced in this subparagraph.

     d. Immediately upon Licensor's ceasing to do business, making an assignment for the benefit of creditors, seeking protection under bankruptcy or similar laws, entering into a composition, becoming insolvent, or if an order liquidating the Licensor is issued from a court of competent jurisdiction. Licensor shall immediately notify Rep. in writing of any of the events referenced in this subparagraph. Notwithstanding the foregoing, this Agreement shall not terminate automatically and, at Rep.'s option, shall continue in full force and effect, if the holder of debt or trustee in bankruptcy accepts this Agreement as executory, allowing Rep. to continue operation, including use of the Licensed Rights and other grants of rights hereunder, and the manner originally contemplated by the parties hereto without adverse effect on the rights and obligations created hereunder.

14.  Rights and Obligations upon Termination.

     a. Upon expiration or sooner termination of the terms of this Agreement, and without regard to the cause thereof, all rights, privileges and obligations shall cease and terminate and the Rep.'s rights to market the Licensed Rights and Trillennium System and/or Services shall immediately cease and be deemed to have reverted back to Licensor, provided however, that no termination of this Agreement by expiration or otherwise shall rescind or give rise to any rights to rescind anything done or any payment made or other consideration given to either party hereunder prior to the time such termination becomes effective.

     b. The provisions of this Agreement, which are specifically intended to survive the termination of this Agreement, shall continue to be applicable.

     c. Immediately upon termination for any reason, Rep. shall, at Rep.'s sole expense, immediately and in a commercially reasonable manner, return all Licensor's property, including but not limited to all Thermal Imaging Cameras and related hardware and/or software to Licensor at such address or addresses as Licensor shall designate to Rep. in writing. In the event Rep. fails to return all property to Licensor as aforesaid Licensor shall, at Rep.'s sole expense, have the unrestricted right to enter upon Rep.'s premise(s) and to in a commercially reasonable manner remove all Licensor's property including but not limited to its Thermal Imaging Cameras and related hardware and/or software.

15. Notices. All notices or other communications given under this Agreement shall be in writing and delivered personally, telefaxed, be sent by certified mail, return receipt requested, postage prepaid, or be sent by a nationally or internationally recognized courier service, with charges billed to or prepaid by the sender of such notice, and shall be addressed to the party to whom such notice is given as follows:

         If to Licensor:                    Mr. John A. Antonio
         ---------------
                                            President
                                            Trillennium Medical Imaging, Inc.
                                            6911 Pilliod Rd.
                                            Holland, Ohio 43528

         With a copy to:                    Norman A. Abood, Esq.
                                            3306 Executive Parkway, Suite 205
                                            Toledo, Ohio 43606

         If to Rep.:                        Allevia Medical
                                            Attn. Marty Ellis

         With a copy to:



or to such other address and to the attention of such other persons indicated in a subsequent notice given in accordance with this paragraph. Any notice given in accordance with this paragraph shall be deemed to have been given when received or the date noted as the date delivery was refused or the date noted as the date when delivery was unsuccessfully attempted if delivery by the Postal Service or a third-party courier or when telefaxed, provided acknowledgment of transmission is evidenced by the telefaxed transmitting the same.

16. No Joint Venture. Nothing herein contained shall be construed to place the parties in the relationship of partners or joint venturers, and neither Licensor nor Rep. shall have the power to obligate or bind the other party in any manner whatsoever.

17. Binding Effect/Merger. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns. The parties agree that the terms and conditions hereof supersede any and all prior negotiations and/or representations by either party, made by any of their respective officers, employees, agents or representatives, whether verbal or written.

18. Time Is of the Essence. Time shall be of the essence with respect to all of Licensor's and Rep.'s obligations and duties hereunder, all of which shall be performed and honored strictly in accordance with the terms of this Agreement notwithstanding any prior, continuing or subsequent course of dealing, custom or usage in trade.

19. Severability Should any term or provision of this Agreement be determined by any court to be illegal or in conflict with any applicable law, the validity of the remaining terms and provisions hereof, shall not be affected thereby. Such remaining terms and provisions hereof shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated. It is hereby declared by the parties hereto that they would have executed the remaining terms and provisions of this Agreement without including herein any such terms or provisions that may hereafter for any reasons be determined invalid.

20. Modification and Waiver This Agreement may not be altered, modified or amended, nor shall any waiver or consent be binding on either party, unless in writing and executed by both Rep. and Licensor. The waiver by either party of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or any other provision hereof.

21. Governing Laws. The terms of this Agreement shall be governed by, construed, and interpreted under the laws of the United States of America and the State of Ohio without regard to the principles of conflict of law. Both parties represent they have been independently represented by counsel in the preparation of this Agreement; as such, this Agreement shall be deemed to have been jointly written by the parties and neither party shall be deemed to be the preparer of this Agreement. The forum for all litigation shall be within the County of Lucas, State of Ohio.

IN WITNESS WHEREOF, the parties have executed this Agreement effective the day and year first written above.

Licensor:                          Trillennium Medical Imaging, Inc.

                                   By: /s/ John A. Antonio
                                   ------------------------
                                   John A. Antonio
                                   Title:  President

Rep.:                              Allevia Medical

                                   By: /s/ Marty Ellis
                                   --------------------
                                   Marty Ellis
                                   Title:  President